UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2021

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURES		4

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2021, the Board of Directors of the Company, pursuant to applicable provisions of the Company’s Amended and Restated Bylaws, appointed Jyoti K. Mehra as director of the Company, effective immediately.
Ms. Mehra has served as the Executive Vice President of Human Resources of Gilead Sciences, Inc. (“Gilead”), a biopharmaceutical company, since July 2019. She previously served as Vice President of Human Resources of Gilead from October 2017 to July 2019. Prior to joining Gilead, she held positions of increasing responsibility with Novartis Pharmaceuticals Corporation (“Novartis”), a pharmaceutical company, and its affiliates, from 2005 through October 2017, most recently as Vice President of Human Resources of Novartis from July 2014 to October 2017.
Ms. Mehra earned an M.A. degree in politics from Jawaharlal Nehru University and a B.A. degree in political science from Delhi University.
There are no arrangements or understandings between Ms. Mehra and any other persons pursuant to which Ms. Mehra was named director of the Company. Ms. Mehra does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Mehra does not have a direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.
Ms. Mehra will receive compensation for her service as a director consistent with the Company’s current policies for compensation of non-employee directors.
In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Ms. Mehra, which will require the Company to indemnify her against certain liabilities that may arise as a result of her status or service as a director. The description of the indemnification agreement with Ms. Mehra is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Quarterly Report on Form 10-Q dated April 24, 2017 as Exhibit 10.1.
Ms. Mehra’s appointment increased the size of the board to 10 members.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 16, 2021	LAM RESEARCH CORPORATION
(Registrant)

	By:	/s/ Ava M. Hahn
Ava M. Hahn
Senior Vice President, Chief Legal Officer